EXHIBIT 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Enova Systems, Inc.'s Registration Statement on Form S-1 of our report on the audits of the financial statements of Enova Systems, Inc., as of December 31, 2000 and July 31, 1999, and for the year ended December 31, 2000, the five months ended December 31, 1999, and the years ended July 31, 1999 and 1998. Our report, which is dated February 19, 2001, appears in the Annual Report on Form 10-K of Enova Systems, Inc., for the year ended December 31, 2000.


                                                /s/ MOSS ADAMS LLP

Santa Rosa, California
February 15, 2002